UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2025 (January 10, 2025)

Nano Nuclear Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42044	88-0861977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Times Square, 30th Floor

New York, New York 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 634-9206

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	NNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

USNC Asset Purchase Agreement Closing

As previously disclosed, on December 18, 2024, Nano Nuclear Energy Inc., a Nevada corporation (the “Company”), entered into an Asset Purchase Agreement (as amended, the “APA”) with Ultra Safe Nuclear Corporation, a Delaware corporation, Ultra Safe Nuclear Corporation – Technologies, a Washington corporation, USNC Holdings, LLC, a Washington limited liability company, Global First Power Limited, a Canadian corporation, and USNC-Power, Ltd., a British Columbia corporation (collectively, “Sellers”), pursuant to which, subject to the terms and conditions set forth in the APA, the Company agreed to acquire certain assets of Sellers on an as-is, where-is basis, relating to Sellers’ micro modular nuclear reactor business (marketed as the MMR® Energy System) (the “MMR Business”), and transportable fission power system technology business marketed as a Pylon Transportable Reactor Platform (the “Pylon Business”), including certain contracts, intellectual property rights, demonstration projects and, as amended, the equity interests of a Canadian entity (collectively, the “Assets”), free and clear of any liens other than certain specified liabilities of Sellers that are being assumed (collectively, the “Liabilities” and such acquisition of the Assets and assumption of the Liabilities together, the “Transaction”) for a total purchase price of $8,500,000 in cash (the “Purchase Price”). The closing of the Transaction (the “Closing”) occurred on January 10, 2025.

The Assets acquired by the Company at the Closing more particularly consist of five contracts with third-party collaborators, 38 issued, pending or published patents, including six issued and four pending or published U.S. utility patents and three issued and four pending Canadian utility patents, 16 registered, pending or published trademarks, and any other technology and intellectual property related to the acquired businesses, rights related to a demonstration project related to the MMR Business in the United States and the business records of the acquired businesses and related confidentiality rights. The Assets related to the MMR Business were assigned to a new wholly-owned subsidiary of the Company, Kronos MMR Inc., a Nevada corporation (“Kronos MMR”), and the Assets related to Pylon Business were assigned to a new wholly-owned subsidiary of the Company, LOKI MMR Inc., a Nevada corporation (“LOKI MMR”).

The Assets also include three contracts with Canadian authorities, the equity interests of a Canadian partnership (the “Canadian Partnership”) and rights related to a demonstration project related to the MMR Business in Canada (the “Canadian Assets”), the transfer of which Canadian Assets are all subject to the consent of the Canadian governmental authorities (the “Canadian Consents”). Pursuant to the APA Amendment, as described below, $250,000 of the Purchase Price (the “Canadian Escrow Amount”) was set aside in escrow at the Closing, and if the Canadian Consents are not received within 90 days after the Closing, the Company has the right to terminate the acquisition of the Canadian Assets and receive the Canadian Escrow Amount.

In addition, and as described further below, in order to better facilitate the Canadian Consents and to continue diligence of the Canadian Partnership and other Canadian Assets, the Company assigned its rights to the Canadian Assets (the “Canadian Asset Transfer”) to three entities (the “Yu Entities”) owned and/or controlled by Jay Jiang Yu, the Company’s Chairman of the Board and President (“Yu”). In exchange, the Company received an option back from Yu and the Yu Entities to acquire for nominal consideration, for a period of five years after the receipt by the Yu Entities of the Canadian Assets upon receiving the Canadian Consents, any or all of the equity interests of the Yu Entities or the Canadian Partnership, the other Canadian Assets or the material assets and business of the Canadian Partnership.

Sellers are debtors in a voluntary Chapter 11 case before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which commenced on October 29, 2024. The Company participated in an auction conducted by Sellers on December 12, 2024 for the sale of all or substantially all of Sellers’ assets (the “Auction”) and was selected as the winning bidder with respect to the Assets. The Bankruptcy Court approved the Transaction on December 19, 2024. In the Auction, the Company also submitted a bid for the acquisition of substantially all of the assets of Sellers, including their fuel business and their technology assets marketed as EmberCore and Nuclear Thermal Propulsion (NTP) (such assets other than the Assets, the “Other Assets”), and was selected as the back-up bidder for the Other Assets in the Auction. The closing of the acquisition of the Other Assets by the primary bidder for such assets occurred on December 27, 2024, and therefore the Company has no further obligation as back-up bidder to acquire the Other Assets.

APA Amendment

On January 10, 2025, in connection with the Closing, the Company and the Sellers entered into a First Amendment to Asset Purchase Agreement (the “APA Amendment”) to memorialize certain updated agreements of the parties with respect to the Transaction. The APA Amendment amended the APA to, among other matters, (i) remove the shares of Sellers’ United Kingdom subsidiary from the Transaction and have Sellers retain such shares, but notify the Company if such shares or any of the assets of the United Kingdom subsidiary, including intellectual property rights, are sold to a third party, (ii) add certain Canadian governmental contracts to the list of purchased contracts, (iii) delay the transfer of the purchase of the Canadian Assets until the necessary Canadian Consents are obtained, (iv) set aside the Canadian Escrow Amount into escrow at the Closing, and provide that if the Canadian Consents are not received within 90 days after the Closing, the Company has the right to terminate the acquisition of the Canadian Assets and receive the Canadian Escrow Amount, (v) amend the schedules to the APA to remove certain contracts that expired prior to the Closing, as well as to add an additional patent and correct certain other matters, (vi) assign the Company’s rights to acquire the MMR Business to Kronos MMR, (vii) assigned the Company’s rights to acquire the Pylon Business to LOKI MMR, and (viii) assign the Company’s rights to acquire the Canadian Assets to the Yu Entities pursuant to the Canadian Asset Transfer (subject to the Option Agreement as described below).

Option Agreement

As described above, in connection with the Canadian Asset Transfer, on January 10, 2025, Yu and the Yu Entities entered into an Option Agreement (the “Option Agreement”) with the Company, pursuant to which Yu and the Yu Entities agreed to sell to the Company, at the sole election of the Company exercisable in one or more instances at any time beginning with the receipt by the Yu Entities of the Canadian Assets upon receiving the Canadian Consents and ending five years thereafter (the “Option Period”), (a) any or all of the equity interests of the Yu Entities or the Canadian Partnership, (b) any or all of the other Canadian Assets (so long as such acquisition would not reasonably be expected to result in the applicable Yu Entity becoming or remaining insolvent) and/or (c) all or any material portion of the assets and business of the Canadian Partnership (so long as such acquisition would not reasonably be expected to result in the Canadian Partnership becoming or remaining insolvent) (as selected by the Company, an “Acquisition”). Any Acquisition will be made free and clear of liens, charges and encumbrances. The purchase price for the option (the “Option Price”) will be equal to the sum of (i) $1.00 plus (ii) if the Acquisition is for (A) all or any portion of the equity interests of the Yu Entities, the amount of equity capital contributions made by Yu to the applicable Yu Entities during the Option Period for which the Option Price has previously not been paid pursuant to an earlier exercise of the option, (B) all or any portion of the partnership interests of the Canadian Partnership or all or any material portion of the assets of the Canadian Partnership, the amount of equity capital contributions made by the applicable Yu Entity to the Canadian Partnership during the Option Period for which the Option Price has previously not been paid pursuant to an earlier exercise of the option or (C) all or any of the other Canadian Assets, the amount of equity capital contributions made by Yu to the applicable Yu Entity BC during the Option Period for which the Option Price has previously not been paid pursuant to an earlier exercise of the option. Any Acquisition under the Option Agreement will be subject to the receipt of applicable consents or approvals of third parties, including governmental authorities.

The foregoing summaries of the APA, the APA Amendment and the Option Agreement are not complete and are qualified in their entirety by reference to the full text of the APA, the APA Amendment and Option Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 7.01 Regulation FD

On January 13, 2025, the Company issued a press release announcing the Closing. A copy of such release is furnished hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Asset Purchase Agreement, dated as of December 18, 2024, by and among Sellers and the Company (incorporated by reference to the Company’s Current Report on Form 8-K, dated December 26, 2024)*
10.2	First Amendment to Asset Purchase Agreement, dated as of January 10, 2025, by and among Sellers and the Company*+
10.3	Option Agreement, dated as of January 10, 2025, by and among Yu, the Yu Entities and the Company+
99.1	Press Release, dated January 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing.

+ Certain portions of this exhibit are omitted pursuant to Item 601(b)(10)(iv) of Regulations S-K because they are not material and are the type that the registrant treats as private or confidential. The Registrant hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2025	NANO Nuclear Energy Inc.

	By:	/s/ James Walker
	Name:	James Walker
	Title:	Chief Executive Officer